Exhibit 10.1

THERMOGENESIS HOLDINGS, INC.

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS

The undersigned, constituting all of the members of the Board of Directors (the “Board”) of ThermoGenesis Holdings, Inc. (the “Company”), acting pursuant to the authority conferred upon them by the Delaware General Corporation Law (“DGCL”), do hereby ratify, confirm and adopt the following recitals and resolutions and take the following actions by this, their written consent, which shall have the same force and effect as if adopted at a duly noticed and validly held meeting of the Board, and a copy of which shall be filed with the minutes of the Board.

WHEREAS, the Company intends to dissolve its India subsidiary TotipotentRx Cell Therapy Private Limited, a company incorporated under the law of India (the “Indian Business”).

NOW, BE IT RESOLVED, that Dr. Xiaochun (Chris) Xu and any other officers of the Company (the “Appropriate Officers”), be, and each of them hereby is, authorized, empowered, and directed to execute and deliver the dissolution of Indian Business on behalf of the Company, and to cause the Company to perform thereunder.

This Unanimous Written Consent may be executed in any number of counterparts, each of which when so executed shall constitute an original, and all of which shall be deemed one and the same instrument, and which counterparts may be delivered by facsimile or electronic transmission or in any manner permitted by the DGCL.

IN WITNESS WHEREOF, the undersigned members of the Board of Directors of the Company have executed this Unanimous Written Consent of the Board of Directors of ThermoGenesis Holdings, Inc. effective as of the date last signed by the following members.

Date: December 31, 2024	/s/ Xiaochun “Chris” Xu
Xiaochun (Chris) Xu, PhD

Date: December 31, 2024	/s/ Biao Xu
Biao Xu, PhD